As filed with the Securities and Exchange Commission on October 31, 2000.

                                              Registration No. 333-14491

------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------
                                   FORM S-3D/A

                               AMENDMENT NO. 1 TO

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GREATER COMMUNITY BANCORP

             (Exact name of registrant as specified in its charter)

                                   New Jersey

         (State or other jurisdiction of incorporation or organization)

                                   22-2545165

                      (I.R.S. Employer Identification No.)

                               55 Union Boulevard

                            Totowa, New Jersey 07512

                                  973-942-1111

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                C. Mark Campbell

                             Bergen Commercial Bank

                                  2 Sears Drive

                            Paramus, New Jersey 07653

                                 (201) 599-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
Title of                   Proposed        Proposed
each class                 maximum         maximum
of securities  Amount      offering        aggregate    Amount of
to be          to be       price per       offering  registration
registered     registered  unit(1)(2)       price(1)      fee (3)
----------------------------------------------------------------
Common Stock,   300,000 sh.    $8.50      $2,550,000   $673.20
 $0.50 par
  value per
  share

----------------------------------------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share has been computed on the basis of the only price at which the registrant's common stock was traded on October 26, 2000. Such price is the same as the average bid and asked prices of the registrant's common stock on that same date.

(3) Pursuant to Rule 457(a) under the Securities Act, the amount of the registration fee is based on 100,000 shares (the increase from 200,000 shares registered on Form S-3D filed October 18, 1996, to 300,000 shares registered hereby).

         This Registration Statement shall become effective automatically upon filing.

                              PART I - PROSPECTUS

                          GREATER COMMUNITY BANCORP(R)

                    AUTOMATIC DIVIDEND REINVESTMENT PLAN AND

                               STOCK PURCHASE PLAN

  The Dividend Reinvestment Plan and Stock Purchase Plan ("Plan") of Greater Community Bancorp(R) ("Bancorp") described herein provides holders of Bancorp's Common Stock, par value $0.50 per share ("Common Stock"), with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of Common Stock.

  The Plan does not represent a change in Bancorp's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, governmental regulations and other factors considered by Bancorp's Board of Directors.

  A total of 300,000 shares of Common Stock have been registered for sale under the Plan.

  See "Risk Factors" for information that should be considered by prospective investors.

  THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY THE SECURITIES
 AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                The date of this Prospectus is October 31, 2000

                              AVAILABLE INFORMATION

  Bancorp  is  subject  to the  informational  requirements  of  the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, 450 Fifth Street, N.W, Washington, D.C. and at the Commission's Regional Offices in
Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and New York (Seven World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such web site is "http:/www.sec.gov".

  Bancorp has filed with the Commission a Registration Statement on Form S-3D/A under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to Bancorp's Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents that have previously been filed by Bancorp with the Commission under Commission File No. 0-14294 are incorporated by reference into this Registration Statement:

1.       Annual Report on Form 10-K for the year ended December 31, 1999.

2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

3.       Current Report on Form 8-K filed April 11, 2000.

4.       Current Report on Form 8-K/A filed April 21, 2000.

5.       Current Report on Form 8-K filed July 7, 2000

6. The description of the common stock contained in Registration Statement under the Securities Exchange Act of 1934 on Form 8-A, effective March 20, 1986.

  Bancorp additionally incorporates by reference herein all documents to be filed by Bancorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. All such documents shall be deemed to be a part hereof from the dates of filing such documents. Copies of these documents will not be filed with this Registration
Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

  Bancorp will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than certain exhibits to such documents). Written requests for such documents should be addressed to Corporate Secretary, Greater Community Bancorp(R), P.O. Box 269, 55 Union Boulevard, Totowa, New Jersey 07511-0269. Telephone requests may be addressed to the Corporate Secretary at (973) 942-1111. E-mail requests can be sent to info@greatercommunity.com.

                          GREATER COMMUNITY BANCORP(R)

  Bancorp is a registered bank holding company organized as a business corporation under New Jersey law. Bancorp's principal activities consist of owning and supervising three wholly-owned state-chartered banks in New Jersey. Bancorp's three bank subsidiaries are Great Falls Bank, Totowa, New Jersey, Bergen Commercial Bank, Paramus, New Jersey and Rock Community Bank, Glen Rock, New Jersey. Bancorp changed its name from Great Falls Bancorp to Greater Community Bancorp(R) in 1996.

  Bancorp's principal executive offices are located at 55 Union Boulevard, Totowa, New Jersey 07512. Its telephone number is (973) 942-1111.

                                  RISK FACTORS

  An investment in the Common Stock offered hereby involves a significant degree of risk. In addition to other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered hereby.

  Absence of Active Trading Market for Common Stock: Historically, the Common Stock has not been actively traded. The Common Stock is listed on the NASDAQ National Market. The reasons for the lack of active trading include the facts that the Common Stock is not widely distributed and the director's and executive officers of Bancorp and its bank subsidiaries own a large percentage of the outstanding shares. Accordingly, no assurances can be given that a holder will be able to sell the Common Stock when desired or that he will not incur a significant markdown in connection with such a sale.

  Intense Competition in Bancorp's Market Area: Bancorp's bank subsidiaries and nonbank subsidiaries operate in Passaic County and Bergen County, New Jersey. Intense competition exists in all aspects of the financial services industry in this area, including competition from a number of major banking and financial institutions and securities brokers which have substantially greater resources, name recognition and market presence than Bancorp or its subsidiaries.



                             DESCRIPTION OF THE PLAN

The Plan:

  Automatic Dividend Reinvestment --- Through the Plan, Bancorp shareholders may elect to have either all or 1/2 of the cash dividends paid on their shares of Common Stock (including dividends paid on any shares accumulated under the Plan) invested automatically in additional shares of Common Stock. Investments in Common Stock under the Plan are made by First City Transfer Company ("Agent"), which administers the Plan as agent for the Plan's participants.

  Split Share Feature --- Plan participants may elect to have only 1/2 of their cash dividends invested automatically in additional shares of Common Stock and to have the other 1/2 of the cash dividends paid in cash. New Plan participants must indicate whether they elect to have all or only 1/2 of their cash dividends invested automatically in additional shares on the Authorization Card which they use to enroll in the Plan. Thereafter, Plan Participants may change this election from time to time by sending another Authorization Card to the Agent.

  Cash Contributions --- Plan participants may also invest from $25 to $3,000 per quarterly dividend period in cash to purchase additional shares of Common Stock. One dividend reinvestment must be made by a Plan participant before that participant can make voluntary cash contributions. Thereafter, Plan participants may continue to make voluntary contributions as long as they continue to have cash dividends reinvested through the Plan. Plan Participants are not obligated to make any voluntary additional purchases. Even if you do participate in this part of the Plan, you don't have to invest each quarter, and there's no set amount you have to invest each period. Cash contributions may be made by using the cash payment stub that will be attached to your account statement. Cash contributions must be received by the Agent not more than 30 days before a dividend payment date and not later than 5 days before a dividend payment date. The Agent will hold your cash contribution and then combine it with funds received from that dividend for the purchase of additional shares of Common Stock. Interest will not be paid on cash contributions held by the Agent. Dividend payment dates for Common Stock during the last several years have been the last day of January, April, July and October. Cash contributions which the Agent receives more than 30 days before a dividend payment date will be returned. A refund of a cash contribution can be obtained by a written request to the Agent. Any such request must be received by the Agent at least two days before the cash dividend payment date.

  Purchases of shares: The Agent may purchase shares of Common Stock for the Plan participants either from previously issued shares of Bancorp or from shares newly-issued by Bancorp, subject to such terms of price, delivery, etc., as to which the Agent may agree. Neither Bancorp nor any Plan participant will have the authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases of previously-issued shares are to be made. Neither the Agent nor Bancorp will have any liability as to any inability to purchase shares of Common Stock or as to the timing of any purchases.

  Custodial account: A participant may increase the number of shares held in his/her account by depositing certificates representing shares of Common Stock with the Agent. Such certificates must be presented in transferable form and must be accompanied by a written request that the shares be added to the participant's account.

  Any stock dividend or stock split applicable to shares of Common Stock held by a participant under the Plan, whether held in the participant's account or in the participant's own name, will be credited to the participant's account. In the event Bancorp makes available to stockholders the rights to purchase additional shares or securities, participants under the Plan will receive a subscription warrant for such rights directly from the Agent.


  Costs: The cost to a Plan participant for shares of Common Stock purchased under the Plan is limited to the price of the shares of Common Stock purchased for that participant. This price is the average price paid by the Agent, acting as agent for the Plan participants, for all shares purchased under the Plan in connection with a given cash dividend, including shares purchased with any voluntary cash payments. If the Agent purchases shares in the open market, any brokerage commissions, retail markups, transfer taxes and/or fees will be included in the price. The anticipated cost of such brokerage commissions, retail markups, transfer taxes and/or fees is expected to be approximately 25 cents for each share purchased on the open market. If the Agent purchases newly-issued shares from Bancorp, the price will be the average of the closing bid and asked prices for the five business days preceding the date the shares are purchased, but no brokerage commission or retail markup will be charged. Bancorp will pay all of the Agent's service charges relating to the Plan's administration.

  Account statements: The Agent will send a statement to each Plan participant each time that participant's cash dividends and any cash contributions are invested as soon as practicable after the investment date, describing the participant's cash dividends received for investment under the Plan and any voluntary cash contributions received, the number of shares of Common Stock purchased on the participant's behalf, the price per share, the date of purchase, and the total shares accumulated for the participant's account under the Plan.

  Obtaining share certificates: A Plan participant may obtain, without charge, a certificate or certificates for all or part of the full shares of Common Stock credited to the participant's account by making a request in writing to the Agent.

  Termination at any time: Participation in the Plan is entirely voluntary. A Plan participant may terminate at any time by written instructions to the Agent. To be effective on a dividend payment date, the notice to terminate must be received by the Agent at least five business days before the record date for that dividend. Bancorp may amend, modify, suspend or terminate the Plan at any time on notice to the Plan participants. Also, Bancorp or the Agent may, in its sole discretion, terminate a Plan participant's participation in the Plan at any time by notice to the participant.

  Upon termination of the Plan, a participant will receive certificates for the whole shares of Common Stock credited to the participant's account unless the participant has requested that all or any part of such shares be sold and the proceeds of the sale be delivered in cash. Such sale may, but need not, be made by purchase of the shares for the account of other participants, and any such transaction will be deemed to have been made at the then current market price (as determined by the Agent in its discretion) less any brokerage commissions and any other costs of sale. Fractional shares credited to a terminating account will be paid for in cash at the then current market price.

  Voting: A Plan participant will have the sole right to vote full Common Shares purchased for such participant which are held by the Agent under the Plan on the record date for a vote.

  Stock dividends, split shares, etc.: Any stock dividends or split shares of Common Stock distributed on shares held by the Agent for a participant will be credited to the participant's account. Any stock dividends or split shares distributed on Common Shares held in a participant's name will be sent directly to the participant. In the event Bancorp makes available to shareholders rights to subscribe for additional shares or other securities, the full shares of Common Stock held for a participant under the Plan will be added to any other shares of Common Stock held by the participant in calculating the number of rights to be issued to such participant.

  Limitation on Agent's Liability: The Agent will not be liable under the Plan (unless it is grossly negligent) for any act done in good faith or for any good faith omission to act including, without limitation, any claim for liability with respect to the prices at which shares are purchased or sold for participants' accounts and the time such purchases or sales are made.

  Income tax information: Even though all (or, if you so elect, 1/2) of a Plan participant's cash dividends will be reinvested, the full amount of dividends declared is normally the amount includible in the participant's gross income for income tax purposes as if the dividends were all paid in cash. It is possible that the amount of your gross income for income tax purposes will also include any excess of the fair market value of the shares that the Agent purchases for your account on the date of purchase over the price the Agent pays for the shares. This might occur, for example, if the price of the Common Stock as traded on the open market exceeds the formula price at which Bancorp sells newly-issued shares to the Agent under the Plan. The information returns sent to each Plan participants and the Internal Revenue Service after the end of each tax year will show the taxable amount of the participant's dividend and any such other income.

  A Plan participant will recognize gain or loss (which for most participants will be a capital gain or loss) for income tax purposes when the shares are sold or exchanged, either by the Agent at the participant's request when the participant terminates his or her participation in the Plan or by the participant after withdrawing the shares from the Plan. A Plan participant's basis for determining gain or loss will be the amount of the cash dividends reinvested, or the amount he or she paid in the case of voluntary purchases, plus any other income reported to the participant as described above. A participant will also recognize a gain or loss when he or she receives a cash payment for a fractional share credited to his or her account upon a termination of participation in the Plan or upon a termination of the Plan. For income tax purposes, a participant's holding period begins on the date the Agent credits his or her account with Shares purchased under the Plan.

  You are urged to consult with your own tax advisor for more specific tax information, especially for rules relating to tax basis in cases such as a gift of shares held under the Plan or a participant's death and with respect to any tax law changes.

  Who can participate in the Plan: Only shareholders of record are entitled to participate in the Plan. Shareholders whose shares are registered in names other than their own (for example, in the name of a "nominee" such as a broker, trustee or bank nominee) must arrange for a transfer of shares directly into their own names in order to participate in the Plan. The holder of the shares must complete, sign and return an Authorization Card. Communications from the Agent, including account statements, will be sent only to record owners, and only a record owner can communicate instructions and forward cash payments to the Agent.

Enrollment; Changes: Record holders of Common Stock may enroll in the Plan by signing and mailing an Authorization Card to: Greater Community Bancorp(R)

                           Dividend Reinvestment Agent
                                  P.O. Box 170
                            Iselin, New Jersey 08830

  Plan participants may also use Authorization Cards from time to time to change their election with respect to the portion of the cash dividends (i.e., all or 1/2) which are to be automatically invested in additional shares of Common Stock. Authorization Cards used for this purpose must also be signed and mailed to the above address.

  Authorization Cards may be obtained by writing to the Agent at the above address.

  Additional information: For Dividend Reinvestment Plan information, please call the Agent, First City Transfer Company, at 1-732-906-9227, Ext. 13.

                                  USE OF PROCEEDS

  Bancorp has no basis for estimating precisely either the number of shares of Common Stock that ultimately will be originally issued by Bancorp or the prices at which such shares will be sold. Bancorp proposes to use the net proceeds from the sale of such shares, when and as received, for working capital and other general corporate purposes, including investments in, or extensions of credit to, Bancorp's subsidiaries and stock repurchases in the open market. Bancorp is unable to estimate the amount of the proceeds that will be devoted to any specific purpose.

                                     EXPERTS

  The consolidated financial statements incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent public accountants, as indicated in their reports with respect thereto, and have been incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL OPINION

  The legality of the shares of Common Stock offered hereby will be passed upon for Bancorp by Williams, Caliri, Miller & Otley, A Professional Corporation, 1428 Route 23, Wayne, New Jersey 07470.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Section 14A:3-5 of the New Jersey Business Corporation Act makes provision for the indemnification by Bancorp of past and current directors and officers against liabilities and expenses under certain circumstances. Bancorp's Certificate of Incorporation provides for it to indemnify directors and officers to the fullest extent permitted by law.

  Bancorp has purchased insurance policies which will pay on behalf of any of its directors or officers any loss (within limits and subject to applicable deductible provisions under such policies) arising out of certain claims made against such person by reason of any wrongful act taken, omitted or attempted by such person in such person's capacity as a director or officer, including, among other things, any misleading statement or omission or other matter claimed against such person solely by reason by such person's being a director or officer.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Bancorp pursuant to the foregoing provisions, or otherwise, Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Bancorp since the date hereof. No person has been authorized by Bancorp to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Bancorp. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which it would be unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

                                                                       Page

Available Information ................................................   1
Incorporation of Certain Information by Reference ....................   1
Greater Community Bancorp(R) .........................................   2
Risk Factors .........................................................   2
Description of the Plan ..............................................   2
         The Plan ....................................................   2
Purchases of Shares ..................................................   3
         Custodial Account ...........................................   3
         Costs .......................................................   3
         Account Statements ..........................................   4
Obtaining Share Certificates .........................................   4
         Termination At Any Time .....................................   4
         Voting ......................................................   4
         Stock Dividends, Split Shares, etc ..........................   4
         Limitation on Agent's Liability .............................   4
         Income Tax Information ......................................   4-5
         Who Can Participate in the Plan .............................   5
         Enrollment; Changes .........................................   5
         Additional Information ......................................   5
Use of Proceeds ......................................................   5
Experts ..............................................................   6
Legal Opinion ........................................................   6
Indemnification for Securities Act Liabilities .......................   6


                        GREATER COMMUNITY BANCORP(R)

                    AUTOMATIC DIVIDEND REINVESTMENT PLAN AND

                               STOCK PURCHASE PLAN

                                   PROSPECTUS

October 31, 2000

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

Securities and Exchange Commission Registration Fee               $   673
Printing, engraving and reproduction                                3,000
Plan administration fees and expenses of (2)                        3,000
Legal fees and expenses                                             6,000
Accounting fees and expenses                                        2,000
Miscellaneous                                                       1,000
                                                                  -------
         Total Expenses                                           $15,673
                                                                  -------

-------------
(1)      All of the foregoing, except the SEC registration fee, are estimates.
(2)      Represents estimated expenses of administering the Plan for one year


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (1) Indemnification. Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act, which sets forth the extent to which a corporation may indemnify its directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

         With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

         The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determine he is entitled to indemnification.

         In accord with such statutory provision, Article VI of the Registrant's By-laws provides as follows:

                  "INDEMNIFICATION OF DIRECTORS AND OFFICERS"

                  "(a) Proceedings by Others. Provided a specific determination has been made as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or the legal representative of any such Director or officer, against reasonable costs, disbursements, and expenses, reasonable counsel fees, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving such Director or officer by reason of his being or having been such a Director or officer, other than a proceeding by or in the right of the Corporation, if

                  "(i) such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and

                  "(ii) with respect to any criminal proceeding, such Director or officer had no reasonable cause to believe his conduct was unlawful.

         "The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Director or officer did not meet the applicable standards of conduct set forth in subparagraphs
         (i) and (ii) hereof. No indemnification called for by this paragraph shall be made by the corporation unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth in subparagraph (i) and, if applicable, (ii) of this paragraph (a). Such determination shall be made

               "(1) by the Board of Directors acting by a quorum of Directors who were not parties to the proceeding; or

                  "(2) if such a quorum is not obtainable, or even if obtainable and a quorum of the disinterested Directors so directs, by independent legal counsel in a written opinion; or

                  "(3) by its Shareholders.

                  "(b) Proceedings by Corporation. Provided a specific determination has been made, or court order entered, as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation against his reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such Director or officer by reason of his being or having been such Director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in no such proceeding shall indemnification be provided in respect of any claim, issue or matter as to which such Director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, in view of all circumstances of the case such Director or officer is fairly and reasonably entitled to indemnity for such reasonable costs, disbursements and counsel fees as the court shall deem proper. No indemnification called for by this paragraph shall be made by the Corporation unless ordered by a court, or unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth above in this paragraph (b). Such determination shall be made in one of three (3) manners referred to in the last sentence of paragraph (a) of this Article.

                  "(c) Required Indemnification. Notwithstanding the requirements of paragraphs (a) and (b) for a determination that indemnification is proper in a specific case, the Corporation shall in all cases indemnify any person who is or was a Director or officer of the Corporation against reasonable costs, disbursements and counsel fees to the extent that such Director or officer has been successful on the merits or otherwise in any proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein.

                  "(d) Advance Payment of Expenses Permitted. Reasonable cost, disbursements and counsel fees incurred by a Director or officer of the Corporation in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of any undertaking by on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

                  "(e) Proceeding Defined. As used in this Article VI, the term "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                  "(f) Provisions not Exclusive. The indemnification provided by this Article shall be in addition to, and not exclusive of, any other rights to which a Director or officer, or any rights to which an employee or agent, of the Corporation may be entitled under the laws of the State of New Jersey or under any agreement, vote of shareholders, or otherwise."

         (2) Insurance Coverage. Effective January 1, 1996, the registrant purchased directors and officers liability insurance coverage for a term of one year. The policy will indemnify the registrant, its officers and directors and the officers and directors of its subsidiaries against certain claims in the aggregate amount of $3 million with a standard deductible amount per claim. The coverage of such policy includes liabilities arising under the Securities Act of 1933.

         (3) Exculpation. Paragraph 7 of the registrant's Certificate of Incorporation, as amended, provides as follows:

                    "A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification."

Item 16.  EXHIBITS

         The  following   exhibits  are  being  filed  with  this   Registration
Statement:

     4.1 Restated Certificate of Incorporation of Greater Community Bancorp (incorporated by reference to Exhibit 3.4 to Form 10-QSB for the quarter ended June 30, 1998 filed August 14, 1998).

     4.2 Bylaws of Greater Community Bancorp as amended and restated effective December 16, 1997 (incorporated by reference to Exhibit 3 to Form 10-KSB for the year ended December 31, 1997 filed March 23, 1998).

     5    Opinion  of  Williams,   Caliri,   Miller  &  Otley,   A  Professional
          Corporation, as to the legality of the securities being registered.


     23.1 Consent  of  Williams,   Caliri,   Miller  &  Otley,   a  Professional
          Corporation (included in Exhibit 5.1).

     23.2 Consent of Independent Certified Public Accountants

     24.1 Power of Attorney of Certain Directors and Officers (incorporated by reference to the signature pages of Form S-3D filed October 18, 2000).

     99   Dividend   Reinvestment  Plan  and  Stock  Purchase  Plan  of  Greater
          Community Bancorp, as amended

Item 17.  UNDERTAKINGS

         The Undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Totowa, State of New Jersey, on October 31, 2000.

GREATER COMMUNITY BANCORP

By:  /s/ GEORGE E. IRWIN
   ----------------------
   George E. Irwin
   President, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 31st day of October, 2000 by the following persons in the capacities indicated.

    Signatures               Titles
  ----------------           -------

 /s/ GEORGE E. IRWIN
--------------------------
   George E. Irwin           President, Chief Executive Officer and Director

 /s/ JOHN L. SOLDOVERI*
--------------------------
   John L. Soldoveri         Chairman of the Board, Director

 /s/ ANTHONY M. BRUNO, JR.*
--------------------------
   Anthony M. Bruno, Jr.     Vice Chairman of the Board, Director

 /s/ C. MARK CAMPBELL*
---------------------------
   C. Mark Campbell          Executive Vice President, Director

/s/ M.A. BRAMANTE*
---------------------------
  M.A. Bramante              Director

 /s/ JOSEPH A. LOBOSCO*
---------------------------
   Joseph A. Lobosco         Director


/s/ ALFRED R. URBANO*
---------------------------
  Alfred R. Urbano           Director

/s/ CHARLES J. VOLPE*
---------------------------
  Charles J. Volpe           Director


/s/ NAQI A. NAQVI
---------------------------
  Naqi A. Naqvi              Treasurer, Principal Financial Officer and
                             Principal Accounting Officer

* Signatures by George E. Irwin on behalf of the indicated persons pursuant to Power of Attorney dated October 15, 1996 contained in Form S-3D filed October 18, 1996.

                                  EXHIBIT INDEX

         The documents listed below are being filed as Exhibits to the within Registration Statement on Form S-3D/A.

Number                    Title
-------                   -------------

     4.1 Restated Certificate of Incorporation of Greater Community Bancorp (incorporated by reference to Exhibit 3.4 to Form 10-QSB for the quarter ended June 30, 1998 filed August 14, 1998).

     4.2 Bylaws of Greater Community Bancorp as amended and restated effective December 16, 1997 (incorporated by reference to Exhibit 3 to Form 10-KSB for the year ended December 31, 1997 filed March 23, 1998).

     5    Opinion  of  Williams,   Caliri,   Miller  &  Otley,   A  Professional
          Corporation, as to the legality of the securities being registered.

     23.1 Consent  of  Williams,   Caliri,   Miller  &  Otley,   a  Professional
          Corporation (included in Exhibit 5.1).

     23.2 Consent of Independent Certified Public Accountants

     24.1 Power of Attorney of Certain Directors and Officers (incorporated by reference to the signature pages of Form S-3D filed October 18, 2000).

     99   Dividend   Reinvestment  Plan  and  Stock  Purchase  Plan  of  Greater
          Community Bancorp, as amended